                                                                    EXHIBIT 10.3


                                METHUEN DIVISION

                         AGREEMENT OF PURCHASE AND SALE

    THIS AGREEMENT dated as of the 2nd day of December, 1998 is entered into by and between EA Industries, Inc., a New Jersey corporation (the "Company"), and Methuen Acquisition Corp., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

    WHEREAS, the Company is engaged, among other things, in the business of providing contract manufacturing electronic assembly services, including the quick-turn, prototype and volume assembly and testing of a wide range of products at a facility in Methuen. Massachusetts (such activities being hereinafter referred to as the "Business"); and

    WHEREAS, effective on the date of the Closing (as defined in Section VI hereof), the Purchaser desires to acquire from the Company certain assets of the Company as described in Section I(a) hereof (the "Assets"), and the Company desires to sell or assign the Assets, on the terms and subject to the conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:


                                    SECTION I
                         PURCHASE AND SALE OF THE ASSETS

    (a) Purchase and Sale of the Assets. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained:

         (i) The Company hereby sells, assigns and conveys to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Company, the Assets, free and clear of any liens, charges, security interests or encumbrances of any kind whatsoever, including any successor liabilities (collectively, "Liens or Encumbrances"). The Assets shall include the Business, all assets used in connection with the Business, all assets specified on
Schedule I(a)(i) hereto, work in process, inventory, contract rights, equipment, financial books and records, all other assets of every kind and nature, real, personal, and mixed, tangible and intangible, wherever located, of the Company used in or in any way related to the Business, except for the assets listed on
Schedule I(a)(i) hereto (the "Excluded Assets"), which Excluded Assets shall include, without limitation, the Lease referred to in Section I(g) hereof, and all cash and all accounts receivable related to the Business.

         (ii) Except to the extent expressly set forth in this Agreement or any document, instrument or agreement executed or entered into pursuant hereto or contemporaneously herewith.



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the Purchaser shall not assume and shall have no responsibility with respect to, and shall be indemnified by the Company, against, any and all liabilities or obligations of the Company, known or unknown, absolute or contingent, accrued or unaccrued, whether due or to become due (collectively, "Liabilities").

    (b) Purchase Price. The purchase price (the "Purchase Price") for the Assets is Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be paid as follows. At the Closing, Purchaser shall pay to the Company an amount (the "Closing Date Payment") equal to the Purchase Price minus the items set forth on
Schedule I(b) (the "Payout Amounts"), which Payout Amounts shall be paid by the Purchaser except as otherwise noted on Schedule I(b). and less the Holdback Amount described in Section I(d) below. The Closing Date Payment shall be paid by wire transfer of immediately available funds to an account designated by the Company; and

    (c) Purchase Price Adjustment for Inventory. In the event the Inventory Value determined in accordance with Section II(g) below is less than Six Hundred Thousand Dollars ($600,000), the Purchase Price shall be reduced by one dollar for each dollar that the Inventory Value is less than Six Hundred Thousand Dollars ($600,000).

    (d) Purchase Price Holdback.

        (i) The Purchaser shall withhold from the Purchase Price an amount equal to $350,000 (the "Holdback Amount") as collateral to secure the Company's obligations described in Section VII(a) below, during the period commencing on the Closing Date and terminating on the date that is eighteen (18) months from the Closing Date. On the date that is eighteen (18) months from the Closing Date (or if such date is not a business day, on the next business day thereafter), the Holdback Amount, less the amount of any reductions thereto, as provided in
Section I(d)(ii) below, if a positive amount shall be distributed to the Company without interest. The Purchaser shall not be required to segregate or set aside the Holdback Amount. The Purchaser may, without obligation, file a UCC-1 or other appropriate instruments with the California and New Jersey Secretaries of State evidencing Purchaser's security interest in the Holdback Amount.

         (ii) The Holdback Amount is subject to reduction and retention by Purchaser as follows:

              (A) In the event that there is a Purchase Price reduction pursuant to the terms of Section I(c) above, provided that immediately after any reduction is made pursuant to Section I(c) ("Inventory Reduction"), Purchaser shall promptly pay to the Company from the Holdback Amount the difference between $100,000 and the Inventory Reduction. If the Inventory Reduction is greater than $100,000, then Purchaser shall withhold any additional monies from the Holdback Amount; and

              (B) In satisfaction of any claim for Damages by the Purchaser against the Company pursuant to the provisions of Section VII(a) below.

         (iii) Without limiting the foregoing, in the event that reductions to the Holdback Amount made by the Purchaser pursuant to this Section I(d) exceed the amount of the Holdback Amount then in addition to any other remedies available to the Purchaser, the Purchaser shall be able to recover any excess amounts directly from the Company.

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         (i.v) Under no circumstances will the Company, without the prior written consent of the Purchaser, assign, transfer or grant any security interest in the Holdback Amount to any party other than the Purchaser pursuant to Section I(d)(i) above.

    (e) Allocation. The Purchase Price for the Assets shall be allocated to the Assets at their fair market values. The portion of the Purchase Price not allocated to specific Assets shall be allocated to goodwill. The Purchase Price shall be allocated as set forth in Schedule I(e)(i) hereto and the Purchaser agrees to file Internal Revenue Service Form 8594 which shall be prepared in accordance with the Internal Revenue Code of 1986, as amended and all rules and regulations promulgated thereunder.

    (f) Removal of Assets by Purchaser. The Company shall allow Purchaser up to ninety (90) days from the Closing Date (as defined in Section VI hereof) in which to transition the business and remove the Assets from the Company's facility located at 126 Merrimack Street, Methuen, Massachusetts 01844 (the "Facility"). Purchaser shall have full access and all rights of the Company to the Facility. Notwithstanding the foregoing, the Purchaser acknowledges that the Company's rights to the Facility are subject to the lease (the "Lease") between Tanon Manufacturing, Inc., a California corporation and wholly-owned subsidiary of the Company, and Tri-Star Realty Trust, a Massachusetts trust (the "Lease"), which expires on January 31, 1999, and as a result, Purchaser shall remove all of the Assets from the Facility prior to such date. This Section I(f) does not constitute a lease or sublease, and nothing contained in this Section I(f) or elsewhere in this Agreement shall be construed as subjecting Purchaser to or obligating Purchaser under any of the terms and conditions of the Lease and Purchaser shall incur no liability in connection with the Lease. Any obligation to reimburse rental payments or other expenses shall be subject to negotiation.

    (g) Business Cut-Off. All business conducted on and after the Closing Date shall be the obligation and responsibility of the Purchaser, and all business conducted prior to the Closing Date shall be the obligation and responsibility of the Company. Accordingly, all sales commissions payable to sales representatives of the Company who operate with respect to the Business which were earned in connection with product shipped prior to the Closing Date shall be paid by the Company, and all sales commissions earned in connection with product shipped after the Closing Date shall be paid by the Purchaser.

                                   SECTION II
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                            AGREEMENTS OF THE COMPANY

    The Company hereby represents and warrants to, and covenants and agrees with the Purchaser, as of the date of the Closing that:

         (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged. The Company has full corporate power and authority, and all necessary approvals, permits, licenses and

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authorizations to own its properties and to conduct the Business as currently conducted and to enter into and consummate the transactions contemplated under this Agreement.

    (b) Authority/Enforceability. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and constitutes a valid and legal binding obligation of the Purchaser, enforceable against it in accordance with its terms. The Bill of Sale, when executed and delivered at Closing, and assuming due and proper execution by the Purchaser, will constitute a valid and legal binding obligation of the Company, enforceable against it in accordance with its terms.

    (c) No Legal Bar; Conflicts. Except as listed on Schedule II(c), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the charter or by-laws of the Company as amended or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of its assets are bound. No consents, approvals or authorizations of, or filings with. any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in Schedule 11(c) attached hereto.

    (d) Title to Assets. Except as noted on Schedule II(d) or as set forth in a validly filed UCC-1 financing statement, copies of which are attached hereto as
Exhibit II(d), (i) the Company has good and valid title to all Assets and (ii) none of the Assets is subject to any liens, charges, encumbrances or security interests. None of the Assets (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operations of the Business.

    (e) Condition and Sufficiency of Assets. The Assets are in good working order and condition, ordinary wear and tear excepted and are suitable for the uses for which they are being utilized in the Business. The Assets together with the Excluded Assets constitute all of the assets, properties, rights, privileges and interests necessary for the operation of the Business as it has been owned and operated by the Company.

    (f) Permits; Compliance with Applicable Law.

        (i) General. The Company is not in default under any, and has complied with all, statutes, ordinances, regulations and laws, orders, judgments and decrees of any court or governmental entity or agency, relating to the Business or the Assets as to which a default or failure to comply might result in a material adverse affect on the Assets or the Business. The Company has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. The Company


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

has not received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

         (ii) Permits; Intellectual Property. Set forth on Schedule II(f) is a complete and accurate list of all permits, licenses, approvals, franchises, patents, registered and common law trademarks, service marks, tradenames, copyrights (and applications for each of the foregoing), notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company in connection with the Business. Except as set forth on Schedule II(f), the Permits are all the Permits required for the conduct of the Business in its present form. All the Permits set forth in Schedule II(f) are in full force and effect, and neither the Company nor its shareholders have engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company under any such Permit. The Company has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permit set forth in Schedule II(f). The use by the Company of any proprietary rights relating to any Permits does not involve any claimed infringement of such Permit or rights. The consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Schedule II(f) or require the consent of any person. Except as set forth on Schedule II(f), the Company is not required to be licensed by, nor is it subject to the regulation of, any governmental or regulatory body by reason of the conduct of the Business in its present form.

    (g) Inventories. The inventory of the Company related to the Business at Closing will have an accounting value of at least $600,000 computed in accordance with GAAP and will consist at Closing of usable raw materials and supplies for which there are related purchase orders ("Useable Raw Materials Inventory"), manufactured and purchased parts, work and goods in process, and finished goods, all of which are fit for the purpose for which they were procured or manufactured, and none of which is obsolete, or damaged, adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company, and GAAP. The finished goods inventory is merchantable. Within ninety (90) days following the Closing Date, Ernst & Young LLP ("E&Y") shall deliver to the Purchaser and to the Company, E&Y's determination of the value of the inventory (the "Inventory Value") included in the Assets purchased by Purchaser hereunder, as of the Closing Date, which determination shall be made in accordance with generally accepted accounting principles ("GAAP"). The Company shall have twenty days from the date of delivery of the Inventory Value to dispute such value and on the twenty-first day after the Inventory Value is delivered to the Company, the Inventory Value shall be deemed accepted. The Company shall have the right to receive the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation, have the right to review all work papers relating to the determination. In the event the Company disputes such determination, the Purchaser and the Company shall have the right to designate an independent certified accountant, as mutually agreed, to review such determination. Failing such agreement, the parties shall apply to the American Arbitration Association for the designation of such accountant. The final determination of such independent certified public accountant shall be deemed conclusive. The costs and expenses of such independent certified public accountant shall be paid fifty percent (50%) by the Purchaser and


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


fifty percent (50%) by the Company. In the event that the Inventory Value is less than Six Hundred Thousand Dollars ($600,000), the Purchase Price shall be reduced by one dollar for each dollar that the Inventory Value is less than Six Hundred Thousand Dollars ($600,000). In the event that the Inventory Value is greater than Six Hundred Thousand Dollars ($600,000) (the inventory with a value in excess of $600,000 shall be deemed to be the "Excess Inventory"), then the Purchaser shall reimburse the Company for the Excess Inventory utilized by the Purchaser during such ninety (90) day period at a price equal to the lower of the book or market value of such utilized Excess Inventory. After such ninety
(90) day period, if there is any remaining Excess Inventory, Purchaser shall be entitled to purchase all or any portion of such Excess Inventory at a price equal to the lower of book or market value of such Excess Inventory. In the event that Purchaser does not purchase such Excess Inventory, the Company shall be entitled to sell such Excess Inventory to third parties.

    (h) The Assigned Contracts and Other Agreements. Schedule II(h) hereto contains an accurate and complete list of each material contract, agreement, indenture, note, lease, or other instrument or commitment, written or oral, to which the Company is a party or is bound or which relates to any of the Assets or the consummation of the transactions contemplated by this Agreement (the "Material Contracts"), which shall include without limitation all Material Contracts included in the Assets and being assigned to the Purchaser at the Closing (the "Assigned Contracts"), all of which are designated as "Assigned Contracts" on Schedule II(h) hereto, Accurate and complete copies of all of the Assigned Contracts have been furnished by the Company, or made available to Purchaser prior to the date hereof. Except for the Material Contracts, there is no contract, lease, license or other agreement, commitment or understanding that is material to the Assets or the Business. Each of the Assigned Contracts is a valid and binding obligation of The Company and, to the Company's knowledge, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by the Company or, to the knowledge of the Company, defaults, claims of default or claims of nonenforceability by the other party or parties under or with respect to any of the Assigned Contracts which, individually or in the aggregate, have had an adverse effect on the Business or any of the Assets, and to the Company's knowledge there are no facts or conditions that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, or both, would constitute a default by the Company or by the other party or parties under any of the Assigned Contracts or would cause the creation or imposition of any Lien or Encumbrance upon any of the Assets or otherwise have an adverse effect on the Business.

    (i) Financial Statements. True and correct copies of the financial statements of the Company are attached as Schedule II(i) hereto (the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of the Company and the results of its operations as at the relevant dates thereof and for the respective periods covered thereby. Except as set forth on Schedule II(i), the Company has no debts, obligations or liabilities, fixed or contingent, of a nature that would be required, in accordance with GAAP, to be shown on a balance sheet and that are not shown on the balance sheet as of September 30, 1998. other than liabilities incurred after September 30, 1998 in the ordinary Course of the Company's business and consistent with past practice.

    (j) Litigation; Disputes. Except as set forth in Schedule II(j), there are no claims, disputes, actions, suits, investigations or proceedings pending or threatened against the Company,


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

the Business or any of the Assets, which would hinder the ability of the Company to consummate the transactions contemplated hereby, and, to the best of the knowledge of the Company, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. The Company has no knowledge of any default under any such action, suit or proceeding. Except as set forth in Schedule II(h), the Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

    (k) Environmental and Safety Matters. Except as set forth in Schedule
II(k), the Company has complied with, and the operation of the Business and the use of the Assets are in compliance with, in all material respects, all federal, state, regional and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to the Business or the Assets (collectively the "Environmental Laws"): and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received or threatened against the Company, and to the best knowledge of the Company, is there any factual basis for the giving of any such notice. Except as set forth in Schedule II(k), no underground or above-ground storage tanks or surface impoundments are located on any of the real properties owned or leased in connection with the Business and (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the occupancy thereof by the Company or, to the best knowledge of the Company, prior to such occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a material adverse effect on the Business or on the Assets. The Company has not received any notice or claim to the effect that the Company or the Business is or may be liable to any governmental authority or private party as a result of the release or threatened release of any toxic or hazardous substances in connection with the conduct or operation of the Business, and none of the operations of the Business or the Company and none of the Assets is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any toxic or hazardous substances at any of the real properties owned or leased in connection with the Business. For the purposes of this Section II(k), "toxic, or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional, statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. sec. 9601. et seq.) as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.


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
         (1) Disclosure. No representation or warranty made under any Section hereof and none of the information furnished by the Company set forth herein, in the exhibits hereto or in any document delivered by the Company to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements herein or therein not misleading.

                                   SECTION III
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                           AGREEMENTS OF THE PURCHASER

         The Purchaser represents and warrants to the Company that the statements contained in this Section III are correct and complete as of the date of this Agreement:

         (a) Organization. The Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Authorization of Transaction. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legal binding obligation of the Purchaser, enforceable against it in accordance with its terms. The Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or by-laws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Purchaser is bound or to which any of its assets is subject.

                                   SECTION IV
                     ADDITIONAL REPRESENTATIONS, WARRANTIES
                 AND COVENANTS OF THE COMPANY AND THE PURCHASER

         (a) Post Closing Cooperation. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section VII), so long as such documents do not increase the liability or risk of liability of the party of whom action is requested.

         (b) Discharge of Obligations. The Company covenants and agrees to pay promptly and otherwise to fulfill and discharge all of the Liabilities of the Company when due and payable and otherwise prior to the time at which any of such Liabilities could in any way result in or give rise to a claim against the Assets, the Business or the Purchaser, result in the imposition of any lien, charge or encumbrance on any of the Assets, or adversely affect the Purchaser's title to or use of any of the Assets.

         (c) Access. The Company shall give to the Purchaser and its representatives, from and after the date of execution of this Agreement, on prior reasonable request therefor from the Purchaser or such representatives, such access to the premises, employees, agents and consultants of the Company, and such copies of the Financial Statements, books and records, and contracts and leases and other documentation, so as to enable the Purchaser to inspect and evaluate all aspects of the Business and operations, assets, operating results, financial condition, capitalization, ownership, and legal affairs thereof. This shall include the right of the purchaser to have Phase I environmental evaluations conducted on the any real property owned or leased by the Company in connection with the Business. The Purchaser agrees to conduct its review, and to cause its representatives to conduct their review, in a manner designed to minimize any disruption of the operations of the Company.


         (d) Conduct of Business. From the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, the Company shall use its commercially reasonable best efforts, consistent with prior practice (a) to preserve intact the business organization and employees and other business relationships relating to the Business, (b) to continue to operate in the ordinary course of its business and to maintain its books, records and accounts in accordance with GAAP and (c) to preserve and maintain the Assets, ordinary wear and tear excepted.

         (e) "No Shop". The Company agrees that during the period commencing on the date hereof and ending on the Closing Date, or ending sixty (60) days after the date hereof, whichever first occurs, if the Company receives a firm offer to buy any of the Business and/or the Assets (other than sales of inventory in the ordinary course of the Business), in whole or in part, the Company shall promptly after receipt of a proposal advise the Purchaser of the details of such proposal and submit copies of all pertinent documents to the Purchaser. However, if the Purchaser enters into a commitment or agreement with IBJ Schroeder Bank & Trust Co. ("Schroeder") to participate in the Schroeder loans to Tanon Manufacturing, Inc. ("Tanon"), pursuant to the terms of Section 4(g) of the Letter of Intent among the Purchaser, on the one hand, and the Company and Tanon, on the other hand (the "Tanon Letter of Intent"), the Company will not, directly or indirectly, during the period commencing on the date hereof and ending on the Closing Date, or ending sixty (60) days after the date hereof, whichever first occurs: (a) offer or agree to sell any of the Business and/or the Assets (other than sales of inventory in the ordinary course of the Business), in whole or in part, (b) make or assist anyone else in making any proposal to purchase any of the Business and/or the Assets (other than sales of inventory in the ordinary course of the Business), (c) encourage, solicit or initiate discussions or negotiations with or provide any information to any corporation, partnership, person, entity or group, other than the Purchaser, concerning any merger, consolidation, sale of assets, sale of securities or acquisition of beneficial ownership with respect to the Business, or (d) otherwise take any action which would prejudice the ability of the Purchaser to complete the transactions described in this Agreement.



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





         (f) Litigation Support and Accounts Receivable Collection. So long as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date relating to this Agreement or the Business, the other party will cooperate with him or it or his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section VII below). For a period of five years from the Closing Date, the Purchaser shall use its commercially reasonable best efforts to retain the books and records of the Business in substantially their condition at the time of the Closing and no such books and records shall be destroyed without the prior written approval of the Company or without first offering such books and records to the Company.

         The Purchaser shall deliver to the Company on a weekly basis any funds and any checks, notes, drafts and other instruments for the payment of money, duly endorsed to the Company, received by it (i) comprising payment of any of the accounts receivable of the Business for periods on or before the Closing or
(ii) comprising payment of any amounts due from customers of the Business for services rendered by the Business for periods on or before the Closing Date. The Purchaser shall use its commercially reasonable best efforts to assist the Company and its agents and representatives in collecting such accounts receivable.

         (g) Acknowledgement of Parties. The parties hereto acknowledge and agree that the transactions contemplated herein, and the terms and conditions of this Agreement, were negotiated by the parties in good faith and that the Purchase Price being paid by the Purchaser hereunder for the Assets is not less than the fair market value of such Purchased Assets.

                                    SECTION V
                              CONDITIONS PRECEDENT

         (a) Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the purchase of the Assets from the Company shall be subject to the fulfillment, or the waiver by the Purchaser, at or prior to the Closing, of each of the following conditions precedent:

               (i) Representations and Warranties. The representations and warranties made by the Company in this Agreement, including information set forth on the Schedules hereto shall have been true and correct on the date hereof, and shall also be true and correct at and as of the Closing Date with the same force and effect as if made again at and as of that time.

               (ii) Absence of Material Litigation. There shall be (i) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against the Company or the Purchaser, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Assets hereunder and no proceedings pending which are reasonably likely to result in the issuance of such an order; and (iii) no pending or overtly threatened litigation, which has had or is expected to have a material adverse affect on the Business or the Assets.

               (iii) Performance of Obligations. The Company shall have performed and complied with all of its covenants required by this Agreement to have been performed on or prior to the Closing.

               (iv) No Material Adverse Change. Since October 31, 1998, there shall not have been any change in or other event affecting the Business or the condition (financial or other) or operating results of Company that has had or is expected to have a material adverse effect on the Business or the Assets.

               (v) Certificates. Receipt of a certificate executed by the Company's President or Chief Financial Officer, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser, certifying that
(i) each of the representations and warranties of the Company contained herein was true and correct when made and is true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, (ii) the Company has performed and complied with all of its covenants required to have been performed or complied with by it pursuant hereto on or prior to the Closing Date, and (iii) all of the conditions precedent to the Purchaser's obligations the satisfaction of which was the responsibility of the Company has been satisfied, except to the extent waived by the Purchaser.

               (vi) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained by the Company and the Purchaser for the authorization, execution and delivery of this Agreement and the consummation by it by the transactions contemplated hereby shall have been obtained by the Company or the Purchaser, as the case may be, including, without limitation, all lease and equipment assignments and/or consents for the assumption by, or assignment to, the Purchaser of the Assigned Contracts, in form and substance acceptable to the Purchaser or the Purchaser's counsel in its sole discretion.

               (vii) Due Diligence: Phase I Evaluation. The results of the Purchaser's business, legal and accounting due diligence with respect to the Business shall be satisfactory to Purchaser in its sole discretion. Without limiting the foregoing, the results of any Phase I environmental evaluation conducted by the Purchaser on any of the real properties owned or leased by the Company in connection with the Business shall be satisfactory to Purchaser in its sole discretion.

               (viii) Delivery of Additional Instruments. On the Closing Date, unless waived in writing by Purchaser, the Company shall deliver, or cause to be delivered to the Purchaser, the documents and instruments referenced in
Section VI(b)(ii), in form and substance satisfactory to Purchaser and its counsel.

               (ix) Board Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Board of Directors of the Purchaser.

         (b) Conditions Precedent to the Obligations of the Company. The obligation of the

Company to consummate the sale of the Assets to Purchaser shall be subject to the fulfillment, or the waiver by the Company, at or prior to the Closing, of each of the following conditions precedent:

               (i) Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement hereto shall have been true and correct on the date hereof, and also at and as of the Closing Date with the same force and effect as if made again at and as of that time.

               (ii) Absence of Material Litigation. There shall be (i) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against the Company or the Purchaser that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, and (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Assets hereunder or any proceedings pending which are reasonably likely to result in the issuance of such an order.

               (iii) Performance of Obligations. The Purchaser shall have performed and complied with all of its covenants required by this Agreement to have been performed by it at or prior to the Closing.

               (iv) Certificates. Receipt from the Purchaser of a certificate, dated as of the Closing Date and signed by the President or the Chief Financial Officer of the Purchaser, certifying that (i) each of its representations and warranties contained herein was true and correct when made and is true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and (ii) it has performed and complied with all agreements, obligations, covenants and conditions required to be performed or complied with by it pursuant hereto on or prior to the Closing Date, except as may be waived in writing by the Company.

               (v) Delivery of Additional Instruments. On the Closing Date, unless waived in writing by Company, the Purchaser shall deliver, or cause to be delivered to Company, the Purchase Price and the documents and instruments referenced in Section VI(b)(i), in form and substance satisfactory to Company and its counsel.


                                   SECTION VI
                             CLOSING AND DELIVERIES

         (a) Time and Place of Closing. The closing of the purchase and sale of the Assets as set forth herein (the "Closing") shall be held at the offices of the Business. The Closing shall commence at 2:00 p.m., local time on December 2, 1998 or such other date upon which the Purchaser and the Company shall agree (the "Closing Date").

         (b)   Deliveries.

               (i) At the Closing, the Purchaser shall deliver to the Company the following:

               (A) A wire transfer for the Closing Date Payment of the Purchase Price, as described and adjusted in accordance with Section l(b); and

               (B) Such certificates, instruments and other documents, in form and substance satisfactory to the Company and its counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby.

         (ii) At the Closing, the Company shall deliver to the Purchaser, as a condition to Closing, the following:

               (A) A Bill of Sale in the form attached hereto as Exhibit VI(b)(ii)(A), such other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in the Purchaser title to or other interest in, and the right to full custody and control of, the Assets, free and clear of all Liens or Encumbrances whatsoever;

               (B) The Assigned Contracts and the books and records of the Company constituting a part of the Assets;

               (C) Evidence that any and all sales or use taxes assessed in connection with this transaction have been paid by the Company;

               (D) Such certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and its counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby;

               (E) An opinion of Howard P. Kamins, Esq., counsel for the Company, delivered to the Purchaser pursuant to the instructions of the Company, substantially to the effect set forth in Exhibit VI(b)(ii)(E) attached hereto; and

               (F) All necessary consents of third parties under the Assigned Contracts and other instruments of the Company to the consummation of the transactions contemplated hereby, which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Company.

     (c) Other Inventory. At the Closing, the Company shall consign its rights to the Other Inventory (as defined below) of the Business to the Purchaser for a period of at least ninety (90) days from the Closing Date. During such period, such Other Inventory shall remain on the Company's premises and the Purchaser shall be entitled, but without obligation, and from time to time, to draw down on the Other Inventory for sale and use in connection with the Business as and where conducted by Purchaser. During such ninety (90) day period, the purchase price to be paid by the Purchaser for such Other Inventory shall be the lower of the Company's cost or the market price of such Other Inventory. On or prior to the expiration of such ninety (90) day period, the Purchaser shall be entitled to purchase all or part of the remaining Other Inventory in bulk for a price and upon terms to be negotiated by the parties at such time. Payments by Purchaser shall be within thirty (30) days of the draw down of any such Other Inventory. Following the expiration of such ninety (90) days period, the Purchaser shall be entitled to purchase all or part of the remaining Other Inventory at a price and upon terms to be negotiated by the parties at such time; provided that, if the parties are unable to negotiate a mutually acceptable price at which such remaining Other Inventory may be purchased by the Purchaser, then the Company may sell any Other Inventory after the expiration of such ninety (90) day period to any third party other than the Purchaser. For purposes hereof, the term "Other Inventory" shall mean all inventory other than the Useable Raw Materials Inventory included in the Assets.



                                   SECTION VII
                                 INDEMNIFICATION

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser and its successors and assigns, directors, officers, employees, agents and representatives, from and against any and all losses, claims, assessments, actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation the cost of investigation and reasonable attorney's fees and court costs, arising out of, resulting from, related to, or caused by, directly or indirectly, in whole or in part any or all of the following (hereinafter referred to collectively as "Damages"):

           (i)   Damages based on, arising out of or attributable to the
Liabilities:

           (ii) Damages based on, arising out of or attributable to any inaccuracy in or breach or nonfulfillment of any of the representations, warranties and covenants made by the Company in this Agreement, except for those in Section II(g), the sole remedy for which is the adjustment mechanism Section I(d)(ii)(A);

           (iii) Damages arising out of or attributable from the failure of the Company to comply with the provisions of the Uniform Commercial Code and/or any "Bulk Sales" laws, in connection with the sale of the Assets to the Purchaser;

           (iv) Damages arising out of or attributable to the presence on or in or the discharge from any of the real properties owned or leased in connection with the Business or any of the Assets, any toxic or hazardous substances (as defined in Section II(k) above) that originated or took place prior to the Closing Date, whether or not the same constitutes a breach of the representations or warranties contained in Section II(k) hereof or is disclosed in this Agreement or the Schedules hereto;

           (v) Damages arising out of or attributable to the operations prior to the Closing Date of the Company, and/or to the acts or omissions prior to the Closing Date of any of its current or former shareholders, directors, officers, employees or agents, including without limitation Damages arising out of claims
(a) for violation of federal or state insurance, antitrust, securities, unfair trade practice or other laws, (b) personal injury claims, (c) claims of any nature by past or present directors, officers, employees or agents of the Company (including workers' compensation claims to the extent not fully insured against and claims under federal or state employment statutes and judicial decisions), (d) claims based on breach of warranty, products liability or defective or omitted service, and (e) any other Liabilities. It is understood and agreed that the acts, omissions or events for which Purchaser is entitled to indemnification hereunder include, but are not limited to, claims asserted after the Closing (whether such claims are tort claims, contract claims or otherwise) which are based upon (1) alleged defects in products or services which were either sold, delivered or rendered by the Company on or before the Closing. (2) alleged defects in products which were in the inventory of the Company at the time of the Closing and sold or delivered thereafter by the Purchaser or (3) defects in services which were rendered by the Company at or before the time of Closing and were completed thereafter by the Purchaser. It is further understood and agreed that the acts, omissions and events for which Purchaser is entitled to indemnification hereunder include claims (whether tort. contract or otherwise) which are based upon any injury to any Person or any damage to any property which occurs after the Closing and which results in whole or in part from acts, omissions and events which occurred at or before the Closing; the Company's lack of knowledge of such act, omission or event, or the fact that such act, omission or event was unknowable by such person, shall not be a defense to the claim for indemnity.

           (vi) any liability for taxes heretofore or hereafter imposed by any taxing authority (including penalties and interest) owed by, relating to, resulting from or attributable to the business or operations of the Company on or before the Closing Date, including interest and penalties related to such taxes.

         (b) Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company from and against (i) any and all Damages sustained or incurred by the Company by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein, (ii) Damages arising out of or attributable to the operations after the Closing Date of the portion of the Business which is purchased by the Purchaser. including without limitation Damages arising out of claims (a) for violation of federal or state insurance. antitrust, securities, unfair trade practice or other laws, (b) personal injury claims, (c) claims of any nature by directors. officers, employees or agents of the Purchaser based on occurrences after the Closing Date (including workers' compensation claims to the extent not fully insured against and claims under federal or state employment statutes and judicial decisions), and (d) claims based on breach of warranty, products liability or defective or omitted service. It is understood and agreed that the acts, omissions or events for which the Company is entitled to indemnification hereunder include, but are not limited to claims asserted after the Closing Date (whether such claims are tort claims, contract claims or otherwise) which are based in whole upon alleged defects in products or services which were either sold, delivered or rendered by the Purchaser on or after the Closing Date; and (iii) any liability for taxes heretofore or hereafter imposed by any taxing authority (including penalties and interest) owed by, relating to, resulting from or attributable to the business or operations of the portion of the Business which is purchased by the Purchaser on or after the Closing Date, including interest and penalties related to such taxes.

         (c) Procedure for Indemnification. If a claim by a third party is made against any party hereto, and such party (the "Indemnified Party") intends to seek indemnity with respect to such claim under this Section VII such Indemnified Party shall promptly notify the party from whom such indemnity may be sought (the "Indemnifying Party") of such claim. The Indemnifying Party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the Indemnified Party shall cooperate with the Indemnifying Party in connection with such efforts: provided that: (i) the Indemnifying Party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Party, (ii) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party, and (iii) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any loss resulting from such claim and all related expense incurred by the Indemnified Party pursuant to this Section VII. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnified Party does not notify the Indemnified Party within thirty (30) days after receipt of the Indemnified Party's notice of a claim of indemnify under this
Section VI that such party elects to undertake the defense of such claim, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of the Indemnified Party's exclusive discretion at the expense of the Indemnifying Party, and the Indemnifying Party shall within 30 days pay to the Indemnified Party the amount of expenses and damages as a result of contesting, settling or compromising such claim. In the event that any party hereto shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section VII. the Indemnifying Party shall be given written notice thereof by the indemnified Party, which notice shall specify the amount and nature of such Damages and include the request of the Indemnified Party for indemnification of such amount. The Indemnifying party shall within 30 days pay to the Indemnified Party the amount of the Damages so specified.

         (d) The amount of Damages payable to an Indemnified Party pursuant to this Section VII shall be reduced by the actual amount of proceeds received by such party from an insurance carrier on account of such Damages. The Indemnified Party shall not be entitled to make a claim for indemnification hereunder, or to withhold from the Holdback Amount, until the total amount of the Damages suffered by the Purchaser exceeds $25,000. Once that threshold amount is reached, such party may recover the full amount of its Damages, including the threshold amount.


                                  SECTION VIII
                              BROKERS AND FINDERS

         (a) The Company's Obligation. Except as set forth in Schedule VIII(a) hereto, the Purchaser shall not have any obligation to pay any fee or other compensation to any person, firm or corporation engaged by the Company in connection with this Agreement and the transactions contemplated hereby, and the Company, hereby agrees to indemnify and save the Purchaser harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

         (b) The Purchaser's Obligation. Except as set forth in Schedule VIII(b) hereto, the Company shall not have any obligation to pay any fee or other compensation to any person, firm or corporation engaged by the Purchaser in connection with this Agreement and the transactions contemplated hereby, and the Purchaser hereby agrees to indemnify and save the Company harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                                   SECTION IX
                                   TERMINATION

         (a) This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing:

               (i)     By mutual written consent of the Purchaser and the
Company:

               (ii) By the Purchaser, if there has been a material breach by the Company of any of its representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of the Purchaser are subject; or

               (iii) By the Company, if there has been a material breach by the purchaser of any of its representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of the Company is subject, or if the Closing does not occur on or before sixty (60) days from the date hereof and there has been no material breach by the Company of its obligations hereunder.

         (b) Procedure Upon Termination. In the event of termination of this Agreement by the Purchaser or the Company or by both the Purchaser and the Company pursuant to Section IX(a) hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by the Purchaser or the Company. In addition, if this Agreement is terminated as provided herein:

               (i) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

               (ii) All information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be kept confidential for a period of two (2) years.

               (iii)   Upon any termination of this Agreement pursuant to this
Section IX(a) the respective obligations of the parties hereto under this Agreement shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination, except as expressly provided to the contrary in this
Section IX and in Section IV(e) above.

                                    SECTION X
                                  MISCELLANEOUS

         (a) Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

                 If to the Purchaser:   Smartflex Systems, Inc.
                                        14312 Franklin Avenue
                                        Tustin, California 92781
                                        Attention: William L. Healey,
                                          President and Chief Executive Officer
                                        Facsimile No. (714) 838-8787

                 with copies to:        Stradling Yocca Carlson & Rauth
                                        660 Newport Center Drive, Suite 1600
                                        Newport Beach, California 92660-6441
                                        Attention: Nick E. Yocca, Esq.
                                        Facsimile No. (949) 725-4100

                 If to the Company:     EA Industries, Inc.
                                        185 Monmouth Parkway
                                        West Long Branch, NJ 07764
                                        Attention: President
                                        Telecopy No.: (732) 229-6162
                                        Telephone No.: (732) 229-1100

                 with a copy to:        Mesirov Gelman Jaffe Cramer & Jamieson
                                        1735 Market Street
                                        Philadelphia, PA 19103
                                        Attention: Richard P. Jaffe, Esquire
                                        Telecopy No.: (215) 994-1111
                                        Telephone No.: (215) 994-1046

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

     (b) Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

     (c) Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     (d) Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

     (e) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration in accordance with the rules of the American

Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Orange County, California.

     (f) Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Purchaser.

     (h) Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of California, without regard to conflict of laws principles.

     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

PURCHASER:                              METHUEN ACQUISITION CORP..

                                        By: William L. Healey
                                           ------------------------------------
                                           Name:  William L. Healey
                                                -------------------------------
                                           Title: President
                                                 ------------------------------

COMPANY:                                EA INDUSTRIES, INC.

                                        By: Howard Hammins
                                           ------------------------------------
                                           Name: Howard Hammins
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------

                                  SCHEDULE I(b)
                                 PAYOUT AMOUNTS

1. Promissory Note   To the bank for Lease                       $400,000

2. Commissions to Sales Representatives                             5,000

3. Benefit Premiums                                                40,000

4. Payroll Setup                                                    5,000

5. ISO Certification                                                8,000

6. Retention Bonuses                                               50,000

7. Micro MRP License**                                             25,000

8. Payables to Customers**                                         49,000

**To be paid directly by the Company, and to be reimbursed to the Company by the presentation of documentation reasonably
  satisfactory to the Purchaser evidencing has been made.         582,000